Exhibit 99.1

Nov. 2, 2016

Dear Fellow Stockholder,

We are writing with important information regarding your investment in CNL Lifestyle Properties. As you know, our board of directors, management team and third-party financial advisor, Jefferies LLC, have been working diligently on strategic liquidity alternatives. Since this process formally began nearly three years ago, we have successfully sold 120 properties for nearly $1.9 billion, including the recent sale of our seven ski villages to Imperium Ski Villages on Oct. 28. We are now pleased to announce that we have signed a definitive agreement to sell our remaining assets for $830 million and move toward the dissolution of the company. We expect this will result in total distributions between $2.60 to $2.75 per share. As you know, we previously distributed $1.30 at the end of 2015.

This letter includes details about the sale, distributions from the sale and plans for dissolution of CNL Lifestyle Properties. It also includes important information about a special distribution later this month driven by a recently closed transaction. We encourage you to read this letter, along with the enclosed list of frequently asked questions, very carefully.

This sale and the proposed dissolution will require stockholder approval.

Assets Sale

CNL Lifestyle Properties has entered into a purchase and sale agreement with EPR Properties (NYSE: EPR) and Ski Resort Holdings LLC for the sale of the final 36 ski and attractions assets in our real estate portfolio. The consideration for the transaction is $183 million in cash and an estimated $647 million in shares of EPR unrestricted common stock. Importantly, the amount of stock to be received by stockholders is governed by a two-way “collar” mechanism covering a prescribed trading range in which the value of EPR shares to be received by stockholders will be fixed within the range during the time between signing of the definitive agreement and ultimate closing date of the transaction. The final price is subject to adjustments based on the NYSE weighted average closing price of EPR common stock for the ten business days prior to the transaction closing.

EPR Properties, based in Kansas City, Missouri, is a specialty-traded REIT that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. EPR has a total investment portfolio that currently exceeds $5 billion within their three primary investment segments of entertainment, recreation and education. As of Nov. 1, 2016, EPR pays a $0.32 monthly cash dividend to common stockholders. This dividend represents an annualized dividend of $3.84 and is currently paying a yield of 5.4 percent.

Ski Resort Holdings LLC, a Delaware Limited Liability Company, is owned by funds affiliated with Och-Ziff Real Estate.

The sale is subject to customary closing conditions, including governmental and third-party consents. We anticipate that, with stockholder approval, the sale could be completed early in the second quarter of 2017.

Because this transaction represents the sale of the final assets in our portfolio, the board of directors of CNL Lifestyle Properties has also approved a plan of liquidation and dissolution, whereby all of the company’s assets will be liquidated and the company dissolved after the proposed sale. As we indicated previously, and as is standard with a sale and liquidation, our board of directors has also approved the suspension of regular distributions on our common stock effective fourth quarter 2016.

Upcoming Stockholder Events & Distributions

As we near the liquidity and dissolution of CNL Lifestyle Properties, there are several key events that will be important to you as a stockholder. Our board of directors has approved a special distribution of approximately $163 million, or $0.50 per share. This distribution will be sent to you on or around Nov. 10, 2016. In addition, upon sale and liquidation of the ski and attractions assets, we expect to send you two additional, separate liquidating distributions.

The interim liquidating distribution will be comprised of all of the EPR common stock received by the company from the sale and some cash. As mentioned, the value of the EPR stock to be issued and the number of shares to be received is governed by a “collar” mechanism and is subject to change based on the trading price of the EPR stock on the ten days prior to the date we close the transaction. We anticipate sending you that payment approximately two weeks after we close the transaction.

A third, and final, cash distribution is expected to occur later in 2017 after we settle all post-closing obligations and reconcile all expenses related to the liquidation and dissolution of the company.

As mentioned above, the total range of these three distributions is expected to be between $2.60 to $2.75 per share.

The three combined distributions will be lower than our estimated net asset value (NAV) per share of $3.05 as of December 2015. The difference in expected range and the estimated NAV is primarily driven by market-based values that materialized through our extended sales process and negotiations, a challenging 2015/16 ski season, particularly at our Eastern U.S. resorts, and very recent and unforeseen capital investment requirements at certain properties.

Looking Ahead

In the coming weeks, we will prepare and file a proxy statement with the Securities & Exchange Commission (SEC) that will contain detailed information about the proposed transaction, and the process for voting your shares. In the meantime, we have provided answers to some frequently asked questions with this letter. Once the final proxy statement is approved by the SEC, we will mail it to you. Once you receive the proxy statement, you will need to review it carefully and vote your shares because these transactions cannot occur without your vote. Voting your shares early will help us reduce the expenses related to the proxy solicitation. The documents will also be posted on our website at cnllifestylereit.com.

Our management team and board of directors have worked tirelessly on behalf of our stockholders to drive performance at the asset level, while actively exploring the best liquidity opportunities available. We have taken very seriously our obligation to explore all liquidity options and determine the best alternative for our stockholders. We firmly believe this sale and these distributions represent the most favorable outcome for stockholders.

We look forward to filing and mailing the proxy statement for this important transaction. In the meantime, if you have questions regarding this letter, please contact CNL Client Services, 866-650-0650, option 3, or your financial advisor.

Sincerely,

James M. Seneff	Stephen H. Mauldin
Chairman of the Board	Chief Executive Officer & President

cc: Financial Representatives

Enclosure

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “anticipates,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the Company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s stock and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. Stockholders and financial advisors should not place undue reliance on forward-looking statements.

Additional Information about the Proposed Transactions and Where to Find It

The Company plans to file with the SEC a preliminary proxy statement for the proposed transactions, which will be a part of a registration statement on Form S-4 filed by EPR in connection with the proposed transactions and include EPR’s preliminary prospectus. A definitive proxy statement will be mailed to the Company’s stockholders. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, EPR, THE PROPOSED SALE OF THE PROPERTIES, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY MATERIALS CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov, at the Company’s website at http://www.cnllifestylereit.com/ under the tab “Investor Relations” and then “SEC Filings” and on EPR’s website at http://www.eprkc.com under the tab “Investor Center” and then “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers and EPR and its trustees and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transactions. Information regarding the special interests of these directors, trustees and executive officers in the proposed transactions will be included in the definitive proxy statement/prospectus referred to above. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 28, 2016. Additional information regarding EPR’s trustees and executive officers is also included in EPR’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2016, and in Form 4s of EPR’s trustees and executive officers filed with the SEC. The filed documents are available free of charge at the SEC’s website at sec.gov and from the Company and EPR by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the proxy statement/prospectus.